UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8 - K
                          CURRENT REPORT
               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934

                 Date of Report - October 8, 1997

                        EMCEE Broadcast Products, Inc.
          (Exact name of registrant as specified in its charter)

       Delaware                     1-6299                    13-1926296
(State or other jurisdiction of     (Commission              (IRS Employer
 incorporation)                     File Number)    Identification Number)


Susquehanna Street Extension West, P.O. Box 68, White Haven, PA 18661-0068
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code - (717) 443-9575

                                    NONE
        (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.
          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          Not applicable.

Item 5.   Other Events.
          On June 28, 1997, the Board of Directors of EMCEE Broadcast Products, Inc. authorized the repurchase of the Registrant's common stock by its wholly owned subsidiary, EMCEE Cellular Inc. Subject to price and quantity limitations, the repurchases will be made at management's discretion from time to time on the open market. As of October 7, 1997, approximately 50,000 shares were purchased which represents approximately 1% of the Company's outstanding shares. The accumulated shares will be held as Treasury Stock.

Item 6.   Resignations of Registrant's Directors.
          Not applicable.

Item 7.   Financial Statements and Exhibits.
          Not applicable.

Item 8.   Change in Fiscal Year.
          Not applicable.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EMCEE Broadcast Products, Inc.
                                       (Registrant)


                              BY:  /s/James L. DeStefano
                                   ---------------------
                                     James L. DeStefano
                                     President/CEO


DATE:  October 8, 1997